Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements, as listed below, of Capital One Financial Corporation and in the related Prospectuses, where applicable, of our reports dated February 26, 2010 with respect to the consolidated financial statements of Capital One Financial Corporation and the effectiveness of internal control over financial reporting of Capital One Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

Registration Statement Number	Form	Description
33-86986	Form S-8	1994 Stock Incentive Plan
33-91790	Form S-8	1995 Non-Employee Directors Stock Incentive Plan
33-97032	Form S-8	Amendment to 1994 Stock Incentive Plan
33-99748	Form S-3	Dividend Reinvestment and Stock Purchase Plan
333-42853	Form S-8	1994 Stock Incentive Plan
333-45453	Form S-8	1998 Associate Savings Plan
333-51637	Form S-8	1994 Stock Incentive Plan
333-57317	Form S-8	1994 Stock Incentive Plan
1998 Special Option Program
333-78067	Form S-8	1994 Stock Incentive Plan
333-78609	Form S-8	1999 Stock Incentive Plan
333-78635	Form S-8	1999 Non-Employee Directors Stock Incentive Plan
333-91327	Form S-8	1994 Stock Incentive Plan
333-92345	Form S-8	1994 Stock Incentive Plan
333-43288	Form S-8	1994 Stock Incentive Plan
333-58628	Form S-8	1994 Stock Incentive Plan
333-72822	Form S-8	1994 Stock Incentive Plan
333-72820	Form S-8	1999 Non-Employee Stock Incentive Plan
333-76726	Form S-8	1994 Stock Incentive Plan
333-72820	Form S-8	1999 Non-Employee Directors Stock Incentive Plan
333-97127	Form S-8	2002 Associate Savings Plan
333-97125	Form S-3	2002 Dividend Reinvestment Stock Purchase Plan
333-97123	Form S-8	2002 Non-Executive Officer Stock Incentive Plan
333-100488	Form S-8	2002 Associate Stock Purchase Plan
333-117920	Form S-8	2004 Stock Incentive Plan
333-124428	Form S-8	Acquisition of Hibernia Corporation
333-133943	Form S-3	Debt Securities, Preferred Stock, Depository Securities, Common Stock, Purchase Contracts, Equity Units & Warrants
333-136281	Form S-8	2004 Stock Incentive Plan
333-133665	Form S-8	Acquisition of North Fork Bancorporation
333-159085	Form S-8	Amended and Restated Associated Stock Purchase Plan
333-158664	Form S-8	Second Amended and Restated 2004 Stock Incentive Plan

/s/ ERNST & YOUNG LLP

February 26, 2010